UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Statused Revolving Credit Supplement

On May 11, 2009, Western Iowa Energy, LLC (“WIE”) cancelled its Statused Revolving Credit Supplement (the “Supplement”) to its Master Loan Agreement with Farm Credit Services of America, FLCA and CoBank, ACB, which serves as the administrative agent for Farm Credit under the Master Loan Agreement. The Supplement, which became effective May 30, 2007, provided a revolving line of credit to finance eligible inventory and receivables in an amount equal to the lesser of $4,000,000 or the borrowing base as calculated pursuant to WIE’s credit facility with Farm Credit Services of America and required WIE to pay a monthly commitment fee based on the unused portion of the line of credit. At May 11, 2009, WIE had no outstanding balance on the Supplement. The Supplement also required WIE to pay a monthly commitment fee based on the unused portion of the line of credit, however, by cancelling the Supplement, the monthly commitment fee terminates. Unless renewed, the Supplement would have expired on its own terms on July 1, 2009.

WIE cancelled the Supplement in connection with its execution of the Asset Purchase Agreement with Renewable Energy Group, Inc. (“REG”), REG Newco, Inc. (“Newco”), and REG Wall Lake, LLC, a wholly owned subsidiary of Newco (“Wall Lake”). Under the Asset Purchase Agreement, Wall Lake will acquire substantially all of WIE’s assets, assume certain liabilities of WIE, and thereafter operate WIE’s biodiesel production facility (the “Transaction”). The WIE liabilities to be assumed by Wall Lake under the Asset Purchase Agreement do not include any liabilities arising under the Supplement. The closing of the Transaction is conditioned upon the receipt of regulatory and unitholder approval and other third-party consents, including the consent of CoBank due to the terms of WIE’s Master Loan Agreement. The Master Loan Agreement prohibits WIE from selling, transferring or otherwise disposing of any its assets, except in the ordinary course of business, without the written consent of CoBank. CoBank required the cancellation of the Supplement as a condition to its consent to the Transaction, which CoBank granted on May 11, 2009.

Item 7.01 Regulation FD Disclosure

Newsletter

On May 14, 2009, the Registrant published and sent a newsletter to its unit holders. The newsletter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits

Exhibit No.	Description

99.1	Newsletter for Western Iowa Energy, LLC dated May 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

May 14, 2009	/s/ William J. Horan

Date	Willliam J. Horan, President